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                                                                   EXHIBIT 23(b)

                     CONSENT OF COOPERS & LYBRAND L.L.P.



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We consent to the incorporation by reference in this registration statement on
Form S-8 (File No. 33-       ) of our report dated October 9, 1995 on our
audits of the consolidated financial statements and financial statement schedule of Lindsay Manufacturing Co., as of August 31, 1995 and 1994 and for years ended August 31, 1995, 1994 and 1993, which report is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended August 31, 1995.



/s/ COOPERS & LYBRAND L.L.P.


Omaha, Nebraska
February 7, 1996